Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-277677) and S-8 (No. 333-225919, 333-229231, 333-239846, 333-251399, 333-253951, 333-266670, 333-273775, 333-281274 and 333-289506) of FuboTV Inc. of our report dated December 23, 2025 relating to the financial statements of the Hulu Live Business, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

December 23, 2025